UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 5, 2013 (March 2, 2013)

WAYNE SAVINGS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

151 N. Market St., Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(330) 264-5767

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

It is with great sadness that Wayne Savings Bancshares, Inc. (the “Company”) and its subsidiary, Wayne Savings Community Bank (the “Bank”), announce the death of Terry A. Gardner, a long- time member of the Company’s and Bank’s Board of Directors, on March 2, 2013. Mr. Gardner served as a director since 1994 and served most recently on the Company’s Executive, Audit and Compensation Committees and the Bank’s Executive and Trust Committees.

The Company and Bank are grateful for Mr. Gardner’s long service as a director, providing extensive knowledge of the Bank’s history and operations, his experience as a business owner and entrepreneur and his extensive involvement in the Wooster and Wayne County communities. Everyone at the Company and Bank extends heartfelt condolences to his family, friends and colleagues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYNE SAVINGS BANCSHARES, INC.

By:	/s/ H. Stewart Fitz Gibbon III
Name:	H. Stewart Fitz Gibbon III
Title:	Executive Vice President,
Chief Operating Officer,
Chief Risk Officer,
Secretary and Treasurer

Date: March 5, 2013